1177 Avenue of the Americas New York, NY 10036 T 212.715.9100 F 212.715.8000

January 21, 2020

ACAP Strategic Fund
350 Madison Avenue, 20th Floor
New York, NY 10017

Re: ACAP Strategic Fund

Ladies and Gentlemen:

We have acted as special counsel to ACAP Strategic Fund (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with the preparation and filing by the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an additional $1,000,000,000 worth of shares of beneficial interest in the Trust ("Shares") pursuant to Rule 486(b) under the Act (the "Registration Statement").

In rendering this opinion, we have reviewed copies of the following documents:

1.	The Registration Statement;

2.	The Certificate of Trust as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 26, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on July 1, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on August 7, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on October 1, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on November 17, 2009, the Amended and Restated Certificate of Trust of the Trust (the “Restatement”) as filed with the Secretary of State on December 29, 2009;

3.	The Agreement and Declaration of Trust, dated as of July 17, 2009, by the initial trustee named therein as amended and restated by the Amended and Restated Declaration of Trust, effective as of December 29, 2009, by the trustees named therein;

KRAMER LEVIN NAFTALIS & FRANKEL LLP	PARIS | NEW YORK | SILICON VALLEY

ACAP Strategic Fund January 21, 2020

4.	The Written Consent of the Initial Trustee dated July 17, 2009 adopted by the Initial Trustee of the Trust and the Resolutions of the Trustees dated December 20, 2011, December 20, 2012, December 10, 2013, November 20, 2014, November 6, 2018 and November 21, 2019 with respect to the Trust and issuance of the Shares;

5.	The By-Laws of the Trust dated as of July 17, 2009;

6.	A certificate of an officer of the Trust dated December 30, 2009 as to the Restatement changing the name of the Trust; and

7.	A Certificate of Good Standing for the Trust, dated January 21, 2020, obtained from the Secretary of State of the State of Delaware.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. We have assumed the legal capacity of natural persons executing or delivering any instrument, the genuineness of all signatures thereon, the authority of all persons executing such instruments on behalf of all parties thereto other than officers and other representatives of the Trust, the authenticity of all documents submitted to us as originals, the conformity to the original of all copies, facsimiles, photostatic or conformed copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Trust, public officials and others. We have not independently verified the facts so relied on.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, once paid for and issued in the manner described in the Registration Statement, will constitute validly issued, fully paid and nonassessable beneficial interests in the Trust.

We express no opinion with respect to any law other than the Delaware Statutory Trust Act. This opinion is based upon the laws and legal interpretations in effect on the date hereof and the facts and circumstances in existence on the date hereof.

ACAP Strategic Fund January 21, 2020

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Trust in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Kramer Levin Naftalis & Frankel LLP Kramer Levin Naftalis & Frankel LLP